Exhibit 10.3

CALIFORNIA COASTAL COMMUNITIES, INC. RETIREMENT PLAN

AMENDMENT NO. 1

The California Coastal Communities, Inc. Retirement Plan (“Plan”), which was executed December 21, 2001, and which has been amended for EGTRRA in a separate amendment, is hereby further amended by this Amendment No. 1, in order to incorporate changes required as part of the IRS determination letter process.  This Amendment No. 1 does not amend the EGTRRA Amendment, which was executed on December 19, 2001.

1.     Effective January 1, 1997, a new Section 1.30A is added to the Plan to read as follows:

Highly Compensated Employee.  “Highly Compensated Employee” means (a) any 5% owner during the current Plan Year or the preceding Plan Year (“look back year”), and (b) any Employee receiving Compensation within the meaning of Section 6.1 of the Plan in the look back year in excess of $80,000, as indexed pursuant to Code Section 414(q).

2.     Effective January 1, 1995, a new  Section 6.3.3 is added to the Plan, to read as follows:

GATT.

Effective December 31, 1993, benefit accruals under this Plan were frozen.  Consequently, this Section 6.3.3 is to apply prospectively, only, to benefits (if any) accrued under the Plan after the date (if ever) that benefit accruals under the Plan cease to be frozen and after December 31, 1994 (the “GATT effective date”).

For purposes of applying Code Section 415(b) to a benefit that is not payable in the form of an annual straight life annuity within the meaning of Code Section 415(b)(2)(A) and that is not subject to Code Section 417(e)(3), the equivalent annual benefit determined in Step 1, below will be no greater than the lesser of the age-adjusted dollar limit determined in Step 2 below and the Code Section 415(b) compensation limitation determined in Step 3, below.

STEP1:  Under Code Section 415(b)(2)(B), determine the annual benefit in the form of a straight life annuity commencing at the same age that is actuarially equivalent to the plan benefit.  This equivalent annual benefit will be the greater of the equivalent annual benefit computed using the interest rate and mortality table outlined in the Plan’s definition of Actuarial Equivalent, and the equivalent annual benefit computed using a 5% interest rate assumption and the Applicable Mortality Table under Section 417(e) of the Code.  This step will not apply to a benefit that is not required to be converted to a straight life annuity pursuant to Code Section 415(b)(2)(B) (for example a qualified joint and survivor annuity).

STEP 2:  Under Code Section 415(b)(2)(C) or (D), determine the Code Section 415(b) dollar limitation that applies at the age the benefit is payable (age-adjusted dollar limit).  The age-adjusted dollar limit will be the annual benefit that is actuarially equivalent to an annual benefit equal to the Code Section 415(b) dollar limitation payable at the participant’s Social Security Retirement Age.

If the age at which the benefit is payable is 62 or greater, and less than the participant’s Social Security Retirement Age, the age-adjusted dollar limit will be as determined for this age pursuant to Section 6.3.2 of the Plan.

If the age at which the benefit is payable is less than 62, the reduced age-adjusted dollar limit will be the lesser of the equivalent amount computed under Section 6.3.2 of the Plan for this age and the amount computed using 5% interest and the Applicable Mortality Table under Section 417(e) of the Code.  To the extent a forfeiture does not occur upon death, the mortality decrement may be ignored prior to age 62 and must be ignored after Social Security Retirement Age.

If the age at which the benefit is payable is greater than the participant’s Social Security Retirement Age, the increased age-adjusted dollar limit will be the lesser of the equivalent amount computed under Section 6.3.2 of the Plan for this age and the equivalent amount computed using 5% interest and the Applicable Mortality Table under Code Section 417(e).

STEP 3:  Determine the participant’s Code Section 415(b) compensation limitation.  This limitation is equal to the participant’s compensation (within the meaning of Section 6.1 of the Plan) averaged over the consecutive 3-year period producing the highest average, as provided in Code Section 415(b)(3).

IN WITNESS WHEREOF, this Amendment No. 1 is executed this 26 day of June, 2002.

California Coastal Communities, Inc.

By:	//s// R J Pacini

Raymond J. Pacini

President and
Chief Executive Officer